Exhibit 10.16

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated as of April 11, 2013, is made and entered into by and between TELA Bio, Inc., a Delaware corporation (the “Company”), and Maarten Persenaire (the “Executive”) and amends that certain Amended and Restated Employment Agreement by and between the Company and the Executive dated January 29, 2013 (the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement in order to (i) modify the definition of “Good Reason” to include a requirement to relocate following a “Change in Control” as defined herein, and (ii) establish certain provisions regarding acceleration of vesting of equity compensation in connection with a “Change of Control” as defined herein, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be bound hereby, the parties agree as follows:

1.                                      Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.                                      Definition of “Change in Control”.  Section 7.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“7.3.                      “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)                                 any sale, lease, exclusive license or other transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole by means of a single transaction or series of related transactions, except where such sale, lease, exclusive license or other transfer is to a wholly owned Subsidiary of the Company; or

(b)                                 any transaction or series of transactions involving the Company, or its securities, whether by consolidation, merger, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the holders of the Company’s outstanding shares of capital stock immediately prior to such transaction or series of related transactions own, immediately after such transaction or series of related transactions, securities representing fifty percent (50%) or less of the voting power of the entity surviving such transaction or series of related transactions or the entity whose securities are issued pursuant to such transaction or series of related transactions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of (1) the sale of shares in an IPO or any restructuring of the Company or the Board in contemplation of an IPO, or (2) acquisition of securities of the Company by an investor, any affiliate thereof or any other Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities.”

3.                                      Definition of “Good Reason”.  Section 7.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“7.7.                      “Good Reason” means one or more of the following: (i) a material reduction in the Executive’s title, duties, authority or responsibilities, provided that a material reduction of the Executive’s title, duties, authority or responsibilities hereunder shall be deemed not to have occurred if, following a Change in Control, (A) if the Company remains a separate entity, Executive is the most senior executive directly responsible for the Regulatory, Quality, Clinical Research and Medical Affairs functions of the Company, or (B) if the Company does not remain a separate entity, Executive is the most senior executive directly responsible for the ~~Regulatory, Quality,~~ Clinical Research and Medical Affairs functions of the acquiring entity that are comprised of the former business of the Company; (ii) a material breach of this Agreement by the Company; (iii) a material reduction in aggregate compensation paid by the Company to the Executive that is not in accordance with Section 4.1 and to which the Executive has not provided written consent; or (iv) any requirement following a Change in Control that the Executive be based 50 or more miles from the facility where the Executive is based immediately prior to the Change in Control.  The notice by the Executive of the condition constituting Good Reason under this Agreement shall be provided to the Company in writing within ninety (90) days of the initial existence of the condition constituting Good Reason and the Company shall then have thirty (30) days after receipt of such written notice to remedy the condition.”

4.                                      Definition of “Award”.  Section 7.9 is hereby added to the Agreement to read as follows:

“7.9.                      “Award” shall have the meaning ascribed to such term under the Company’s Equity Compensation Plan.”

5.                                      Definition of “Equity Compensation Plan”.  Section 7.10 is hereby added to the Agreement to read as follows:

“7.10.               “Equity Compensation Plan” means the Company’s 2012 Stock Incentive Plan, as in effect on the date hereof and as it may be amended from time to time, or any successor plan.”

6.                                      Definition of “IPO”.  Section 7.11 is hereby added to the Agreement to read as follows:

“7 .11.            “IPO” means the first day as of which sales of Shares are made public pursuant to the first firm commitment underwritten public offering of Shares registered under the Securities Act of 1933, as amended.”

7.                                      Definition of “Shares”.  Section 7 .12 is hereby added to the Agreement to read as follows:

“7.12.               “Shares” means the $0.0001 par value common stock of the Company and such other securities of the Company as may be substituted therefor pursuant to Article 12 of the Company’s 2012 Stock Incentive Plan or pursuant to any other Equity Compensation Plan.”

8.                                      Definition of “Subsidiary”.  Section 7.13 is hereby added to the Agreement to read as follows:

“7.13.               “Subsidiary” means any corporation, limited liability Company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.”

9.                                      Change in Control; Section 280G.  Section 8.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“8.3.                      Change in Control; Section 280G.

8.3.1.                  The portion of all outstanding Awards which are not fully exercisable or otherwise are subject to restrictions and are held by Executive immediately prior to the occurrence of any Change in Control shall be exercisable and all restrictions on such Awards shall lapse after the occurrence of any Change in Control as follows:

(a)                                 Awards will become fully vested and exercisable immediately prior to the Change in Control, unless (i) the entity that acquires Control pursuant to the Change in Control honors, assumes, or substitutes new rights for the Awards upon the Change in Control with substantially equivalent or better rights, terms, conditions and value and (ii) immediately after the occurrence of the Change in Control, the Executive is an employee of the Company or its successor entity pursuant to the Change in Control.

8.3.2.                  With respect to Awards that are not fully vested immediately prior to the Change in Control pursuant to Section 8.3.l(a), such Awards shall become fully vested and exercisable upon the cessation of Executive’s employment with the Company or its successor entity pursuant to the Change in Control due to a termination by the Company or its successor without Cause or a termination by the Executive for Good Reason in each case, within twelve (12) months following the Change in Control.

8.3.3.                  Notwithstanding any other provision of this Agreement, if any payment or benefit due under this Agreement, together with all other payments and benefits that the Executive receives or is entitled to receive from the Company or any of its Subsidiaries, Affiliates or related entities, will constitute an “excess parachute payment” (as that term is defined in Section 280G(b)(l) of the Code and related regulations), such payments and benefits will be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company or its Affiliates by reason of Section 280G of the Code.  If a reduction to the payments or benefits otherwise payable under this Agreement is required pursuant to this Section 8.3, such reduction shall occur to the payments or benefits in the order that results in the greatest economic present value of all payments actually made to the Executive.

8.3.4.                  Notwithstanding the foregoing and provided that no securities of the Company, any member of its affiliated group (within the meaning of Section 1504 of the Code) and any entity possessing a direct or indirect ownership interest in the Company which interest constitutes more than 1/3 of such entity’s gross fair market value (as described in Treasury Regulation Section l.280G-1, Q&A 6) are then publicly traded, to the extent that any payments and/or benefits provided to the Executive from the Company or any of its Subsidiaries, Affiliates or related entities, will constitute an “excess parachute payment” (as that term is defined in Section 280G(b )(1) of the Code and related regulations) without regard to the application of Section 8.3.3, the Company agrees to submit such payments and/or benefits for approval by the holders of more than 75% of the voting power of the outstanding equity securities of the Company in a manner intended to comply with Section 280G(b)(5)(B) of the Code and regulations thereunder.  The Executive acknowledges that to the extent any such payment and/or benefits are submitted to the Company’s equity holders for approval pursuant to the preceding sentence, the Company’s equity holders have no obligation to approve such payments and/or benefits ( or portions thereof) and that if such approval is not timely obtained in a manner that satisfies Section 280G(b)(5)(B) of the Code and regulations thereunder, such payments or benefits (to the extent necessary to avoid the Company’s loss of deduction pursuant to Section 280G of the Code) will be reduced in accordance with Section 8.3.3 hereof.”

10.                               Governing Law and Enforcement.  This Amendment will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws.  Any legal proceeding arising out of or relating to this Amendment will be instituted in a state or federal court in the Commonwealth of Pennsylvania, and the Executive and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

11.                               Waivers.  The waiver by either party of any right hereunder or of any breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach by the other party.  No waiver will be deemed to have occurred unless set forth in writing.  No waiver will constitute a continuing waiver unless specifically stated, and any waiver will operate only as to the specific term or condition waived.

12.                               Severability.  Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Amendment will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

13.                               Counterparts; Facsimile.  This Amendment may be executed in multiple counterparts (including by facsimile signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument.

14.                               Effect of Amendment.  Except as expressly set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Executive has executed this Amendment, in each case on the date first above written.

TELA Bio, Inc.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	Chief Executive Officer

/s/ Maarten Persenaire, M.D.
Maarten Persenaire, M.D.